*040105*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske (signature) | 20190013268-02 |
| Barbara K. Cegavske | Filing Date and Time |
| Secretary of State | 01/10/2019 12:54 PM |
| State of Nevada | Entity Number |
| | E0013972019-5 |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**1. Name of Corporation:** GO GO BUYERS

**2. Registered Agent for Service of Process:** (check only one box)

[X] Commercial Registered Agent: EASTBIZ.COM, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

**3. Authorized Stock:** (number of shares corporation is authorized to issue)

Number of shares *with* par value: 75000000
Par value per share: $ 0.001
Number of shares *without* par value: 0

**4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) SENG KEO
Name
5348 VEGAS DRIVE | LAS VEGAS | NV | 89108
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

**5. Purpose:** (optional; required only if Benefit Corporation status selected)

*The purpose of the corporation shall be:*
ANY LEGAL PURPOSE

**6. Benefit Corporation:** (see instructions) [ ] Yes

**7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

EASTBIZ.COM, INC.
Name

X EASTBIZ.COM, INC.
Incorporator Signature

5348 VEGAS DRIVE | LAS VEGAS | NV | 89108
Address | City | State | Zip Code

**8. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity.*

X EASTBIZ.COM, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

1/10/2019
Date

*This form must be accompanied by appropriate fees.*

| Filed in the Office of | Business Number E0013972019-5 |
|---|---|
| *Barbara K. Cegavske* | Filing Number 20190332384 |
| Secretary of State State Of Nevada | Filed On 10/25/2019 12:27:00 PM |
| | Number of Pages 2 |

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Profit Corporation:

## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

## Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

**1. Entity information:**

Name of entity as on file with the Nevada Secretary of State: GO GO BUYERS

Entity or Nevada Business Identification Number (NVID): NV20191030418

**2. Restated or Amended and Restated Articles:** (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

**3. Type of Amendment Filing Being Completed:** (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory of otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Profit Corporation:

## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

## Officer's Statement (PURSUANT TO NRS 80.030)

| | |
|---|---|
| 4. Effective Date and Time: (Optional) | Date: Time: (must not be later than 90 days after the certificate is filed) |
| 5. Information Being Changed: (Domestic corporations only) | Changes to takes the following effect:<br>☐ The entity name has been amended.<br>☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)<br>☐ The purpose of the entity has been amended.<br>☐ The authorized shares have been amended.<br>☒ The directors, managers or general partners have been amended.<br>☐ IRS tax language has been added.<br>☐ Articles have been added.<br>☐ Articles have been deleted.<br>☐ Other.<br>The articles have been amended as follows: (provide article numbers, if available)<br>Article 4.1: Name: Sna Ny<br>(attach additional page(s) if necessary) |
| 6. Signature: (Required) | X [signature] — President<br>Signature of Officer or Authorized Signer — Title<br>X [signature] — President<br>Signature of Officer or Authorized Signer — Title<br>*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. |

**Please include any required or optional information in space below:**
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.